                                                                EXHIBIT 32.1 (a)

   CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.SECTION 1350

          AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

In connection  with the Annual Report of Capco  Energy,  Inc. (the  "Company") on

Form  10-KSB for the fiscal  year ended  December  31,  2004,  as filed with the

Securities and Exchange  Commission on the date hereof (the "Report"),  I, Ilyas

Chaudhary,  Chief  Executive  Officer of the  Company,  certify,  pursuant to 18

U.S.C.  Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley

Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.

/s/ Ilyas Chaudhary

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Ilyas Chaudhary

Chief Executive Officer

May 11, 2005